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                               BRIDGE LOAN NOTE



$4,000,000.00                                                September 28, 1998


          1. FOR VALUE RECEIVED the undersigned, ROCKSHOX, INC., a Delaware corporation ("Borrower"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("Bank"), at the times specified in this Bridge Loan Note (this "Note") at Bank's Office at One First National Plaza, 16th Floor, Chicago, Illinois 60670, or such other place as the holder of this Note may from time to time designate, the total unpaid principal amount of loans advanced hereunder by Bank from time to time (each, a "Loan" and, collectively, the "Loans") to or for the benefit of or at the request of Borrower from and after the date of this Note to but not including October 27, 1998 (the "Scheduled Maturity Date"). In addition, Borrower shall pay interest on the principal balance of Loans outstanding hereunder at the times and at the rates specified in this Note.

          2. Any person authorized to borrow on behalf of Borrower (an "Authorized Person") may request a Loan by telephone or telex. Borrower agrees that Bank is authorized to honor requests which it believes, in good faith, to emanate from an Authorized Person, whether in fact that be the case or not. Each Loan shall be in an amount not less than $100,000.00. In no event shall the aggregate principal balance of Loans outstanding hereunder exceed $4,000,000.00 (the "Maximum Loan Amount"). Each Loan shall be payable in full on the Scheduled Maturity Date. In addition, the aggregate principal amount of Loans outstanding hereunder shall be and become automatically due and payable, without notice to or demand on Borrower or any other person or entity, in the event of the institution by or against Borrower of any proceeding under the bankruptcy laws of any jurisdiction or under any other insolvency, moratorium or other debtor relief proceeding. Further, if any amount payable hereunder is not paid when due, there is any material adverse change in the Borrower's financial condition, there is a default under any other agreement governing indebtedness of the Borrower or if the Borrower becomes insolvent, howsoever evidenced, the Bank may declare all unpaid principal and interest on Loans and unpaid fees immediately due and payable.

          3. In the event Bank, in its sole and absolute discretion shall elect to make the requested Loan, it shall no later than 12:00 noon (Los Angeles time) on the proposed borrowing date wire the amount of said Loan to such account or accounts as Borrower may direct. BORROWER ACKNOWLEDGES AND AGREES THAT THE CREDIT FACILITY EVIDENCED HEREBY IS AN OPTIONAL ADVANCE FACILITY AND THAT NOTWITHSTANDING BORROWER'S FULL COMPLIANCE WITH ALL TERMS AND CONDITIONS HEREOF BANK MAY AT ANY TIME AND FROM TIME TO TIME REFUSE TO MAKE LOANS HEREUNDER.

          4. Each Loan shall bear interest calculated at a floating rate per annum equal to the corporate base rate of interest announced by Bank from time to time (the "Corporate Base Rate"), said rate to change when and as said corporate base rate changes, said interest to be payable monthly, in arrears on the last day of each calendar month.

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          5.   All amounts payable under this Note not paid when due, whether following demand by Bank or otherwise, shall bear interest (payable on demand) from the due date of such Loan until payment in full at a rate per year equal to the Corporate Base Rate plus two percent (2%).

          6. Interest and fees payable hereunder shall be computed on the basis of a three hundred sixty (360) day year and actual days elapsed.

          7. Borrower may at any time prepay any Loan, in whole or in part, without premium or penalty.

          8. Borrower agrees to make all payments or reimbursements under this Note free and clear of any deduction for any present or future taxes and agrees to pay any present or future taxes or charges with respect to such payments or reimbursements which may be imposed by any government authority, except net income taxes of Bank imposed by any jurisdiction.

          9. In the event of a lawsuit or proceeding arising out of or relating to this Note, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or proceeding, as determined by the court or arbitrator.

          10. This Note shall be governed by and construed in accordance with the laws of the State of California without giving effect to its choice of law rules.

          11. This Note is secured pursuant to that certain security agreement of even date herewith executed by and between Borrower and Bank (the "Security Agreement"). Reference is hereby made to said Security Agreement for additional rights and remedies of Bank with respect to the credit facility evidenced hereby.

          12. Borrower and Bank each hereby waive trial by jury in any judicial proceeding involving directly or indirectly any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Note, the Security Agreement or the relationship established hereunder.


                                         ROCKSHOX, INC., a Delaware corporation



                                         By:
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                                         Name:
                                               --------------------------------
                                         Title:
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